Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2023
Key Development:
•Commenced production from the Payara development at the Stabroek Block, offshore Guyana, in November; Payara reached its initial production capacity of approximately 220,000 gross barrels of oil per day (bopd) in January 2024
Fourth Quarter Financial and Operational Highlights:
•Net income was $413 million, or $1.34 per share, compared with $497 million, or $1.61 per share, in the fourth quarter of 2022
•Adjusted net income1 was $501 million, or $1.63 per share, compared with $522 million, or $1.69 per share, in the fourth quarter of 2022
•Oil and gas net production was 418,000 barrels of oil equivalent per day (boepd), up 11% from 376,000 boepd, proforma for asset sold, in the fourth quarter of 2022
•Bakken net production was 194,000 boepd, up 23% from 158,000 boepd in the fourth quarter of 2022; Guyana net production was 128,000 bopd, compared with 116,000 bopd in the prior-year quarter
•E&P capital and exploratory expenditures were $1,480 million and included the purchase of the Liza Unity floating production, storage and offloading vessel (FPSO) for approximately $380 million, compared with $818 million in the prior-year quarter
•Year-end proved reserves are estimated to be 1.37 billion barrels of oil equivalent (boe); organic reserve replacement was 178% at a finding and development cost of $16.00 per boe
NEW YORK, January 31, 2024 — Hess Corporation (NYSE: HES) today reported net income of $413 million, or $1.34 per share, in the fourth quarter of 2023, compared with net income of $497 million, or $1.61 per share, in the fourth quarter of 2022. On an adjusted basis, the Corporation reported net income of $501 million, or $1.63 per share in the fourth quarter of 2023, compared with $522 million, or $1.69 per share, in the prior-year quarter. The decrease in adjusted after-tax results compared with the prior-year quarter reflects lower realized gas and natural gas liquids (NGL) selling prices, partially offset by higher production volumes, in the fourth quarter of 2023.

1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2023	2022	2023	2022

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$512	$641	$1,601	$2,396
Midstream	63	64	252	269
Corporate, Interest and Other	(162)	(208)	(471)	(569)
Net income attributable to Hess Corporation	$413	$497	$1,382	$2,096
Net income per share (diluted)	$1.34	$1.61	$4.49	$6.77

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$531	$565	$1,702	$2,374
Midstream	63	64	252	269
Corporate, Interest and Other	(93)	(107)	(402)	(467)
Adjusted net income attributable to Hess Corporation	$501	$522	$1,552	$2,176
Adjusted net income per share (diluted)	$1.63	$1.69	$5.05	$7.03

Weighted average number of shares (diluted)	307.9	308.1	307.6	309.6

Exploration and Production:
E&P net income was $512 million in the fourth quarter of 2023, compared with $641 million in the fourth quarter of 2022. On an adjusted basis, E&P fourth quarter 2023 net income was $531 million, compared with $565 million in the prior-year quarter. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $76.63 per barrel in the fourth quarter of 2023, compared with $76.07 per barrel in the prior-year quarter. The average realized NGL selling price in the fourth quarter of 2023 was $20.92 per barrel, compared with $26.93 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.51 per mcf, compared with $5.17 per mcf in the fourth quarter of 2022.
Net production was 418,000 boepd in the fourth quarter of 2023, compared with 376,000 boepd, proforma for asset sold, in the fourth quarter of 2022, primarily due to higher production in the Bakken and Guyana.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.29 per boe in the fourth quarter of 2023, compared with $12.72 per boe, proforma for asset sold, in the prior-year quarter.

Oil and Gas Reserves Estimates:
Oil and gas proved reserves at December 31, 2023, which are subject to final review, were 1.37 billion boe, compared with 1.26 billion boe at December 31, 2022. Proved reserve additions and net revisions in 2023 totaled 261 million boe, primarily from Guyana, which included sanctioning of the Uaru development, and from the Bakken. The Corporation replaced 178% of its 2023 production at a finding and development cost of $16.00 per boe.
Operational Highlights for the Fourth Quarter of 2023:
Bakken (Onshore U.S.):  Net production from the Bakken was 194,000 boepd in the fourth quarter of 2023, compared with 158,000 boepd in the prior-year quarter, reflecting increased drilling and completion activity, severe winter weather in the fourth quarter of 2022, and higher NGL and natural gas volumes received under percentage of proceeds contracts due to lower commodity prices. NGL and natural gas volumes received under percentage of proceeds contracts were 19,000 boepd in the fourth quarter of 2023, compared with 12,000 boepd in the fourth quarter of 2022, due to lower realized NGL and natural gas prices increasing volumes received as consideration for gas processing fees. During the fourth quarter of 2023, the Corporation operated four rigs and drilled 33 wells, completed 30 wells, and brought 33 new wells online. The Corporation plans to continue operating four drilling rigs in 2024.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico in the fourth quarter of 2023 was 30,000 boepd, compared with 35,000 boepd in the prior-year quarter. In the fourth quarter, we were the high bidder on 20 leases in Lease Sale 261 for $88 million and we expect to be awarded these leases in the first quarter of 2024.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production totaled 128,0002 bopd in the fourth quarter of 2023, compared with 116,0002 bopd in the prior-year quarter. In November, production commenced from the Prosperity FPSO at Payara, which contributed 14,000 net bopd in the fourth quarter of 2023.
The fourth development on the block, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026. The operator submitted the field development plan for the sixth development, Whiptail, to the Government of Guyana in October 2023.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 66,000 boepd in the fourth quarter of 2023, compared with 67,000 boepd in the prior-year quarter.

Midstream:
The Midstream segment had net income of $63 million in the fourth quarter of 2023, compared with net income of $64 million in the prior-year quarter.
In November 2023, Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of Hess Midstream LP (HESM), repurchased approximately 3.4 million HESM Opco Class B units held by Hess Corporation and Global Infrastructure Partners for $100 million, of which the Corporation received $37.8 million. The repurchase of the Class B units was financed by HESM Opco’s revolving credit facility. After giving effect to the transaction, the Corporation continues to own approximately 37.8% of HESM on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $162 million in the fourth quarter of 2023, compared with $208 million in the fourth quarter of 2022. On an adjusted basis, after-tax expense for Corporate, Interest and Other was $93 million in the fourth quarter of 2023, compared with $107 million in the fourth quarter of 2022, reflecting higher capitalized interest.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $1,480 million in the fourth quarter of 2023, compared with $818 million in the prior-year quarter, reflecting the purchase of the Liza Unity FPSO in the fourth quarter of 2023 for approximately $380 million, higher development activities in Guyana, and higher drilling activity in the Bakken. Full year 2024 E&P capital and exploratory expenditures are expected to be approximately $4.2 billion, which includes the recent acquisition of leases from the Gulf of Mexico Lease Sale 261.
Midstream capital expenditures were $72 million in the fourth quarter of 2023 and $63 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $1.7 billion and debt and finance lease obligations totaling $5.6 billion at December 31, 2023. The Midstream segment had cash and cash equivalents of $6 million and total debt of $3.2 billion at December 31, 2023. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 33.6% at December 31, 2023 and 36.1% at December 31, 2022.
Net cash provided by operating activities was $1,344 million in the fourth quarter of 2023, compared with $1,252 million in the fourth quarter of 2022. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,239 million in the fourth quarter of 2023, compared with $1,301 million in the prior-year quarter.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2023	2022	2023	2022

	(In millions)
Exploration and Production	$(19)	$76	$(101)	$22
Midstream	—	—	—	—
Corporate, Interest and Other	(69)	(101)	(69)	(102)
Total items affecting comparability of earnings between periods	$(88)	$(25)	$(170)	$(80)
Fourth Quarter 2023: E&P results included a pre-tax charge of $52 million ($52 million after income taxes) to write-off the Huron exploration well in the Gulf of Mexico which completed in 2022, based on the decision by the Corporation and its partners in the fourth quarter of 2023 to exit the project. E&P results also included a noncash income tax benefit of $33 million resulting from the reversal of a valuation allowance against net deferred tax assets in Malaysia.
Corporate and other results included a pre-tax charge of $52 million ($52 million after income taxes) for litigation related costs associated with the Corporation's former downstream business, HONX, Inc., which are included in General and administrative expenses in the income statement. Corporate and other results also included a noncash charge to recognize unamortized pension actuarial losses of $17 million ($17 million after income taxes) resulting from the payment of lump sums to certain participants in the pension plan. The charge is included in Other, net in the income statement.
Fourth Quarter 2022: E&P results included a pre-tax gain of $76 million ($76 million after income taxes) associated with the sale of the Corporation's interest in the Waha Concession in Libya. Corporate and other results included a pre-tax charge of $101 million ($101 million after income taxes) for litigation related costs associated with the Corporation's former downstream business, HONX, Inc., which are included in General and administrative expenses in the income statement.
2.Net production from Guyana included 16,000 bopd of tax barrels in the fourth quarter of 2023 and 22,000 bopd of tax barrels in the fourth quarter of 2022.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net income attributable to Hess Corporation	$413	$497	$1,382	$2,096
Less: Total items affecting comparability of earnings between periods	(88)	(25)	(170)	(80)
Adjusted net income attributable to Hess Corporation	$501	$522	$1,552	$2,176
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended December 31, (unaudited)		Year Ended December 31, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,239	$1,301	$4,494	$5,121
Changes in operating assets and liabilities	105	(49)	(552)	(1,177)
Net cash provided by (used in) operating activities	$1,344	$1,252	$3,942	$3,944
Investor Conference Call:
Due to the pending merger with Chevron Corporation (Chevron), the Corporation will not host a conference call to review its fourth quarter 2023 results.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected timing and completion of our proposed merger with Chevron.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry; reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; risks and uncertainties associated with our proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Liz James
FGS Global
(281) 881-5170

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,011	$2,934	$2,800
Gains on asset sales, net	—	76	2
Other, net	24	44	35
Total revenues and non-operating income	3,035	3,054	2,837
Costs and expenses
Marketing, including purchased oil and gas	886	821	696
Operating costs and expenses	473	385	467
Production and severance taxes	61	55	61
Exploration expenses, including dry holes and lease impairment	87	74	65
General and administrative expenses	168	217	115
Interest expense	116	124	117
Depreciation, depletion and amortization	559	504	499
Total costs and expenses	2,350	2,180	2,020
Income before income taxes	685	874	817
Provision for income taxes	182	292	215
Net income	503	582	602
Less: Net income attributable to noncontrolling interests	90	85	98
Net income attributable to Hess Corporation	$413	$497	$504

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
Income Statement	2023	2022

Revenues and non-operating income
Sales and other operating revenues	$10,511	$11,324
Gains on asset sales, net	2	101
Other, net	132	145
Total revenues and non-operating income	10,645	11,570
Costs and expenses
Marketing, including purchased oil and gas	2,732	3,328
Operating costs and expenses	1,776	1,452
Production and severance taxes	216	255
Exploration expenses, including dry holes and lease impairment	317	208
General and administrative expenses	527	531
Interest expense	478	493
Depreciation, depletion and amortization	2,046	1,703
Impairment and other	82	54
Total costs and expenses	8,174	8,024
Income before income taxes	2,471	3,546
Provision for income taxes	733	1,099
Net income	1,738	2,447
Less: Net income attributable to noncontrolling interests	356	351
Net income attributable to Hess Corporation	$1,382	$2,096

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2023	December 31, 2022
Balance Sheet Information
Assets
Cash and cash equivalents	$1,688	$2,486
Other current assets	1,742	1,445
Property, plant and equipment – net	17,432	15,098
Operating lease right-of-use assets – net	720	570
Finance lease right-of-use assets – net	108	126
Other long-term assets	2,317	1,970
Total assets	$24,007	$21,695
Liabilities and equity
Current portion of long-term debt	$311	$3
Current portion of operating and finance lease obligations	370	221
Other current liabilities	2,589	2,172
Long-term debt	8,302	8,278
Long-term operating lease obligations	459	469
Long-term finance lease obligations	156	179
Other long-term liabilities	2,218	1,877
Total equity excluding other comprehensive income (loss)	9,120	7,986
Accumulated other comprehensive income (loss)	(134)	(131)
Noncontrolling interests	616	641
Total liabilities and equity	$24,007	$21,695

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	December 31, 2023	December 31, 2022
Total Debt
Hess Corporation	$5,402	$5,395
Midstream (a)	3,211	2,886
Hess Consolidated	$8,613	$8,281
(a) Midstream debt is non-recourse to Hess Corporation.

	December 31, 2023	December 31, 2022
Debt to Capitalization Ratio (a)
Hess Consolidated	47.8%	50.0%
Hess Corporation as defined in debt covenants	33.6%	36.1%
(a)Includes finance lease obligations.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Interest Expense
Gross interest expense – Hess Corporation	$88	$87	$347	$353
Less: Capitalized interest – Hess Corporation	(19)	(4)	(48)	(10)
Interest expense – Hess Corporation	69	83	299	343
Interest expense – Midstream (a)	47	41	179	150
Interest expense – Hess Consolidated	$116	$124	$478	$493
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Cash Flow Information

Cash Flows from Operating Activities
Net income	$503	$582	$602
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	(76)	(2)
Depreciation, depletion and amortization	559	504	499
Exploratory dry hole costs	50	37	4
Exploration lease impairment	3	6	11
Pension settlement loss	17	—	—
Stock compensation expense	18	17	16
Noncash (gains) losses on commodity derivatives, net	52	165	52
Provision (benefit) for deferred income taxes and other tax accruals	37	66	67
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,239	1,301	1,249
Changes in operating assets and liabilities	105	(49)	(263)
Net cash provided by (used in) operating activities	1,344	1,252	986
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,380)	(732)	(953)
Additions to property, plant and equipment - Midstream	(64)	(61)	(53)
Proceeds from asset sales, net of cash sold	—	150	3
Other, net	(3)	(4)	(1)
Net cash provided by (used in) investing activities	(1,447)	(647)	(1,004)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	64	(25)	78
Debt with maturities of greater than 90 days:
Borrowings	—	—	—
Repayments	(3)	—	—
Cash dividends paid	(134)	(115)	(134)
Common stock acquired and retired	—	(290)	—
Noncontrolling interests, net	(151)	(80)	(136)
Employee stock options exercised	—	8	6
Payments on finance lease obligations	(3)	(4)	(3)
Other, net	—	3	(1)
Net cash provided by (used in) financing activities	(227)	(503)	(190)
Net Increase (Decrease) in Cash and Cash Equivalents	(330)	102	(208)
Cash and Cash Equivalents at Beginning of Period	2,018	2,384	2,226
Cash and Cash Equivalents at End of Period	$1,688	$2,486	$2,018

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,518)	$(850)	$(1,013)
Increase (decrease) in related liabilities	74	57	7
Additions to property, plant and equipment	$(1,444)	$(793)	$(1,006)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31,
	2023	2022
Cash Flow Information

Cash Flows from Operating Activities
Net income	$1,738	$2,447
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(2)	(101)
Depreciation, depletion and amortization	2,046	1,703
Impairment and other	82	54
Exploratory dry hole costs	147	56
Exploration lease impairment	27	20
Pension settlement loss	17	2
Stock compensation expense	87	83
Noncash (gains) losses on commodity derivatives, net	156	548
Provision (benefit) for deferred income taxes and other tax accruals	196	309
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	4,494	5,121
Changes in operating assets and liabilities	(552)	(1,177)
Net cash provided by (used in) operating activities	3,942	3,944
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(3,884)	(2,487)
Additions to property, plant and equipment - Midstream	(224)	(238)
Proceeds from asset sales, net of cash sold	3	178
Other, net	(8)	(8)
Net cash provided by (used in) investing activities	(4,113)	(2,555)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	322	(86)
Debt with maturities of greater than 90 days:
Borrowings	—	420
Repayments	(3)	(510)
Cash dividends paid	(539)	(465)
Common stock acquired and retired	(20)	(630)
Proceeds from sale of Class A shares of Hess Midstream LP	167	146
Noncontrolling interests, net	(550)	(510)
Employee stock options exercised	10	52
Payments on finance lease obligations	(10)	(9)
Other, net	(4)	(24)
Net cash provided by (used in) financing activities	(627)	(1,616)
Net Increase (Decrease) in Cash and Cash Equivalents	(798)	(227)
Cash and Cash Equivalents at Beginning of Year	2,486	2,713
Cash and Cash Equivalents at End of Year	$1,688	$2,486

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(4,279)	$(2,821)
Increase (decrease) in related liabilities	171	96
Additions to property, plant and equipment	$(4,108)	$(2,725)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$313	$258	$329
Offshore and Other	64	39	115
Total United States	377	297	444
Guyana	1,047	439	509
Malaysia and JDA	55	58	43
Other (a)	1	24	2
E&P Capital and exploratory expenditures	$1,480	$818	$998

Total exploration expenses charged to income included above	$34	$31	$50

Midstream Capital expenditures	$72	$63	$65
(a)Other includes capital and exploratory expenditures associated with Suriname in the fourth quarter of 2022.

	Year Ended December 31,
	2023	2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$1,138	$807
Offshore and Other	290	224
Total United States	1,428	1,031
Guyana	2,518	1,345
Malaysia and JDA	189	275
Other (a)	41	70
E&P Capital and exploratory expenditures	$4,176	$2,721

Total exploration expenses charged to income included above	$143	$132

Midstream Capital expenditures	$246	$232
(a)Other includes capital and exploratory expenditures associated with Canada in 2023 and Suriname in 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,766		$1,240		$3,006
Other, net	11		5		16
Total revenues and non-operating income	1,777		1,245		3,022
Costs and expenses
Marketing, including purchased oil and gas (a)	867		40		907
Operating costs and expenses	229		159		388
Production and severance taxes	56		5		61
Midstream tariffs	328		—		328
Exploration expenses, including dry holes and lease impairment	82		5		87
General and administrative expenses	53		8		61
Depreciation, depletion and amortization	255		253		508
Total costs and expenses	1,870		470		2,340
Results of operations before income taxes	(93)		775		682
Provision for income taxes	—		170		170
Net income (loss) attributable to Hess Corporation	$(93)	(b)	$605	(c)	$512

	Fourth Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,628		$1,306		$2,934
Gains on asset sales, net	—		76		76
Other, net	13		8		21
Total revenues and non-operating income	1,641		1,390		3,031
Costs and expenses
Marketing, including purchased oil and gas (a)	771		63		834
Operating costs and expenses	193		129		322
Production and severance taxes	52		3		55
Midstream tariffs	297		—		297
Exploration expenses, including dry holes and lease impairment	33		41		74
General and administrative expenses	55		11		66
Depreciation, depletion and amortization	215		243		458
Total costs and expenses	1,616		490		2,106
Results of operations before income taxes	25		900		925
Provision for income taxes	—		284		284
Net income (loss) attributable to Hess Corporation	$25	(d)	$616	(e)	$641
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $34 million (noncash premium amortization: $34 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $18 million (noncash premium amortization: $18 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $100 million (noncash premium amortization: $100 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $65 million (noncash premium amortization: $65 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,651		$1,147		$2,798
Other, net	4		8		12
Total revenues and non-operating income	1,655		1,155		2,810
Costs and expenses
Marketing, including purchased oil and gas (a)	693		26		719
Operating costs and expenses	226		158		384
Production and severance taxes	59		2		61
Midstream tariffs	332		—		332
Exploration expenses, including dry holes and lease impairment	45		20		65
General and administrative expenses	56		10		66
Depreciation, depletion and amortization	234		217		451
Total costs and expenses	1,645		433		2,078
Results of operations before income taxes	10		722		732
Provision for income taxes	—		203		203
Net income (loss) attributable to Hess Corporation	$10	(b)	$519	(c)	$529
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $33 million (noncash premium amortization: $33 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $19 million (noncash premium amortization: $19 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Year Ended December 31, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$6,081		$4,419		$10,500
Other, net	30		20		50
Total revenues and non-operating income	6,111		4,439		10,550
Costs and expenses
Marketing, including purchased oil and gas (a)	2,681		128		2,809
Operating costs and expenses	901		578		1,479
Production and severance taxes	206		10		216
Midstream tariffs	1,245		—		1,245
Exploration expenses, including dry holes and lease impairment	170		147		317
General and administrative expenses	213		41		254
Depreciation, depletion and amortization	904		948		1,852
Impairment and other	82		—		82
Total costs and expenses	6,402		1,852		8,254
Results of operations before income taxes	(291)		2,587		2,296
Provision for income taxes	—		695		695
Net income (loss) attributable to Hess Corporation	$(291)	(b)	$1,892	(c)	$1,601

	Year Ended December 31, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$7,214		$4,110		$11,324
Gains on asset sales, net	—		76		76
Other, net	81		21		102
Total revenues and non-operating income	7,295		4,207		11,502
Costs and expenses
Marketing, including purchased oil and gas (a)	3,271		123		3,394
Operating costs and expenses	706		480		1,186
Production and severance taxes	242		13		255
Midstream tariffs	1,193		—		1,193
Exploration expenses, including dry holes and lease impairment	122		86		208
General and administrative expenses	189		35		224
Depreciation, depletion and amortization	810		710		1,520
Impairment and other	54		—		54
Total costs and expenses	6,587		1,447		8,034
Results of operations before income taxes	708		2,760		3,468
Provision for income taxes	—		1,072		1,072
Net income (loss) attributable to Hess Corporation	$708	(d)	$1,688	(e)	$2,396
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $128 million (noncash premium amortization: $128 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $62 million (noncash premium amortization: $62 million; cash settlement: $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $356 million (noncash premium amortization: $333 million; cash settlement: $23 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $229 million (noncash premium amortization: $215 million; cash settlement: $14 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	89	74	87
Offshore	21	25	21
Total United States	110	99	108
Guyana (a)	128	116	108
Malaysia and JDA	6	4	5
Other (b)	—	9	—
Total	244	228	221

Natural gas liquids - barrels
United States
North Dakota	71	60	70
Offshore	2	2	1
Total United States	73	62	71

Natural gas - mcf
United States
North Dakota	204	143	195
Offshore	42	50	37
Total United States	246	193	232
Malaysia and JDA	362	377	383
Other (b)	—	6	—
Total	608	576	615

Barrels of oil equivalent	418	386	395
(a)Production from Guyana includes 16,000 bopd of tax barrels in the fourth quarter of 2023, 22,000 bopd of tax barrels in the fourth quarter of 2022 and 14,000 bopd of tax barrels in the third quarter of 2023.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 10,000 boepd in the fourth quarter of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2023	2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	83	75
Offshore	22	22
Total United States	105	97
Guyana (a)	115	78
Malaysia and JDA	5	4
Other (b)	—	15
Total	225	194

Natural gas liquids - barrels
United States
North Dakota	67	53
Offshore	2	2
Total United States	69	55

Natural gas - mcf
United States
North Dakota	191	156
Offshore	43	44
Total United States	234	200
Malaysia and JDA	368	360
Other (b)	—	10
Total	602	570

Barrels of oil equivalent	394	344
(a)Production from Guyana includes 14,000 bopd of tax barrels in 2023 and 7,000 bopd in 2022.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 17,000 boepd in 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	245	242	223
Natural gas liquids – barrels	74	63	71
Natural gas – mcf	608	576	615
Barrels of oil equivalent	420	401	397

Sales Volumes (in thousands) (a)
Crude oil – barrels	22,521	22,218	20,519
Natural gas liquids – barrels	6,839	5,825	6,500
Natural gas – mcf	55,957	52,949	56,553
Barrels of oil equivalent	38,686	36,868	36,445

	Year Ended December 31,
	2023	2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	225	191
Natural gas liquids – barrels	69	54
Natural gas – mcf	602	570
Barrels of oil equivalent	394	340

Sales Volumes (in thousands) (a)
Crude oil – barrels	81,941	69,679
Natural gas liquids – barrels	25,184	19,843
Natural gas – mcf	219,750	208,001
Barrels of oil equivalent	143,750	124,189
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Fourth Quarter 2023	Fourth Quarter 2022	Third Quarter 2023
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$70.69	$68.52	$76.06
Offshore	73.68	69.07	78.50
Total United States	71.28	68.65	76.56
Guyana	81.50	80.77	86.24
Malaysia and JDA	73.44	80.41	87.21
Other (a)	—	86.83	—
Worldwide	76.63	76.07	81.53

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$74.03	$79.47	$79.43
Offshore	76.98	79.99	81.86
Total United States	74.62	79.60	79.92
Guyana	83.09	85.93	88.06
Malaysia and JDA	73.44	80.41	87.21
Other (a)	—	91.60	—
Worldwide	78.95	83.50	84.07

Natural gas liquids - per barrel
United States
North Dakota	$20.95	$26.95	$20.17
Offshore	19.26	26.13	20.15
Worldwide	20.92	26.93	20.17

Natural gas - per mcf
United States
North Dakota	$1.52	$4.68	$1.56
Offshore	2.26	4.98	2.35
Total United States	1.65	4.76	1.69
Malaysia and JDA	6.45	5.34	6.32
Other (a)	—	7.48	—
Worldwide	4.51	5.17	4.57
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Year Ended December 31,
	2023	2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$70.44	$81.06
Offshore	72.06	81.38
Total United States	70.80	81.14
Guyana	80.72	89.86
Malaysia and JDA	75.51	89.77
Other (a)	—	93.67
Worldwide	75.97	85.76

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$73.80	$91.26
Offshore	75.39	91.51
Total United States	74.15	91.32
Guyana	82.20	96.52
Malaysia and JDA	75.51	89.77
Other (a)	—	101.92
Worldwide	78.29	94.15

Natural gas liquids - per barrel
United States
North Dakota	$20.77	$35.09
Offshore	20.87	35.24
Worldwide	20.77	35.09

Natural gas - per mcf
United States
North Dakota	$1.68	$5.50
Offshore	2.16	6.21
Total United States	1.76	5.66
Malaysia and JDA	5.95	5.62
Other (a)	—	5.93
Worldwide	4.32	5.64
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.